Exhibit 99.1

Societal CDMO Reports First Quarter 2022 Financial Results

Recorded Q1 Revenue of $21 Million; A 26% Increase Compared to Prior Year Period

Signed Multiple New Business Agreements Spanning Early Stage Through Commercial Manufacturing

Launching Aseptic Fill-Finish and Lyophilization Service in Q2 2022; Facilities Upgrades Continue

Company to Host Conference Call Today at 4:30 p.m. ET

SAN DIEGO, CA, and GAINESVILLE, GA – May 11, 2022 — Societal CDMO, Inc. (“Societal CDMO” or "Societal"; NASD: SCTL), a contract development and manufacturing organization (CDMO) dedicated to solving complex formulation and manufacturing challenges primarily in small molecule therapeutic development, today reported financial results for the first quarter ended March 31, 2022.

“During the quarter Recro Pharma became Societal CDMO, signifying the organization’s evolving outlook and fundamentally, our approach to doing business. We believe the new company name, along with our tagline, “Bringing Science to Society,” reflects the company’s commitment to our people, our customers, the communities in which we operate and most of all, the patients we ultimately serve. Since we announced the new name and tagline in March, we have received exceptionally positive feedback, and we believe this identity will support our continued efforts to achieve increased growth and financial strength in the years to come,” stated David Enloe, president and chief executive officer of Societal CDMO.

“Concurrent with our successful rebranding, Societal had a strong first quarter, recording $21 million in revenue, representing a year-over-year increase of 26%. In addition, our commercial team was successful in signing multiple new business agreements during the quarter, supporting the continued growth of our pipeline and customer base.

“Operationally, the company continues to make progress toward expanding its capabilities and enhancing its facilities. During the first quarter Societal continued validation and commissioning activities for our soon-to-launch aseptic fill-finish and lyophilization capabilities. We are beginning to provide these services to clients this quarter, Q2 2022, and we already have customers under contract.

“The achievements of the first quarter strengthened our brand and increased our visibility in the industry, expanded our pipeline and customer base, and supported the upcoming launch of a new service offering. Importantly, each facilitates growth and a stronger financial position.”

First Quarter 2022 and Other Recent Developments

Strengthened leadership and organizational improvements:

•
The company recently appointed Eduardo Uribe as the company’s head of quality for Societal San Diego. Mr. Uribe has more than 30 years of experience developing, implementing and managing quality systems within the biotechnology and pharmaceutical industry, including more than a decade in senior leadership positions overseeing quality and compliance at a number of leading CDMOs. In his new role with Societal, Mr. Uribe will be responsible for strategic planning and management of all quality and compliance initiatives for the company’s San Diego operations.

New business growth:

•
New manufacturing customers. Among its new business agreements, during the first quarter of 2022, Societal was awarded a formulation development and cGMP manufacturing contract from a key department of the United States government. The contract focuses on supporting clinical development of a topical dermal treatment for the prevention of skin cancer. This multi-year, $1.5 million project showcases Societal’s broad ranging clinical trial services as well as the company’s unique formulation expertise.

Subsequent to the quarter end, Societal secured two additional contracts. One of these agreements is a new manufacturing and packaging task order agreement with the National Cancer Institute’s Division of Cancer Treatment and Diagnosis (DCTD). This task order of more than $400,000, is for the manufacture and packaging of ammonium tetrathiomolibdate (ATTM) capsules to support clinical development of the compound.

•
Existing customer project expansions. During the first quarter, over 40% of the company’s existing development customers signed additional proposals for extension work and next phase development projects. Such extension work continues to show healthy growth and is a strong sign of the confidence that the company’s customers have in Societal's technical and execution abilities.

Capabilities and Facilities:

•
Expanded capabilities: During the quarter, the company continued validation and commissioning activities for its aseptic fill-finish and lyophilization capabilities. Societal expects these capabilities to launch this quarter, Q2 2022, and the company already has customers under contract for these services.

Financial Results for the Three Months Ended March 31, 2022

Revenues for the quarter ended March 31, 2022 were $21.2 million. This represents a 26% increase compared to revenues of $16.8 million recorded during the prior year period. The increase of $4.4 million was primarily the result of increases in revenue due to the acquisition of IriSys as well as higher revenues from our clinical trial materials business. In addition, there was an increase in revenue from our largest commercial customer, Teva, correlated with pull through in demand resulting from market share gains against the sole competitor for the Verapamil SR products. Offsetting these increases was an unexpected decline in revenue from Lannett’s commercial sales of the Verapamil PM products resulting from weaker than anticipated sales from our partner’s efforts in the market. We are diligently identifying the root cause for these declines and exploring strategic options to restore sales levels.

Cost of sales for the quarter ended March 31, 2022 was $16.2 million compared to $14.4 million for the comparable period of 2021. The increase of $1.8 million was primarily due to the acquisition of the San Diego facility and is partially offset by reallocation of expenses reflecting the post-acquisition organizational structure described below.

Selling, general and administrative expenses for the first quarter were $5.7 million, compared to $4.7 million recorded in the 2021 period. The increase of $1.0 million was primarily related to increased personnel costs tied to the reallocation of expenses reflecting the post-acquisition organizational structure offset by lower stock-based compensation expense. As a result of our integration and reorganization, effective October 1, 2021, certain expenses associated with employees who now support our multi-site organization structure and operations are classified in selling, general and administrative expenses. Prior to October 1, 2021, these employees supported our plant operations and were classified in cost of sales.

Interest expense was $3.4 million for the three months ended March 31, 2022, a decrease compared to $3.9 million for the comparable period of 2021. The decrease of $0.5 million was primarily due to reduced term loan borrowings under the Credit Agreement with Athyrium as well as a decrease in the LIBOR base rate of interest on our term loans under the Credit Agreement. This decrease was partially offset by an increase in interest from the sellers note which was a component of the IriSys acquisition purchase price.

For the quarter ended March 31, 2022, the company recorded a net loss of $4.3 million or $0.08 per diluted share, as compared to a net loss of $6.8 million or $0.23 per diluted share, for the comparable period of 2021. EBITDA, as adjusted* for the period was $1.4 million compared to $2.7 million in the prior year period. During the period, lower than expected sales of Verapamil by our marketing partner, Lannett, negatively impacted EBITDA, as adjusted* by $1.5 million as compared to the 2021 period.

At March 31, 2022, Societal had cash and cash equivalents of $15.3 million compared to $25.2 million as of the end of the prior fiscal year.

* EBITDA, as adjusted is a non-GAAP financial measure (see reconciliation of non-GAAP financial measures in this release).

Non-GAAP Financial Measures

To supplement Societal’s financial results determined by U.S. generally accepted accounting principles (“GAAP”), the company has certain non-GAAP information for the business, including EBITDA, as adjusted. The company believes this non-GAAP financial measure is helpful in understanding the business as it is useful to investors in allowing for greater transparency of supplemental information used by management. This measure is used by investors, as well as management in assessing the company’s performance. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, reported GAAP results. Further, Non-GAAP financial measures, even if similarly titled, may not be calculated in the same manner by all companies, and therefore should not be compared. Please see the section of this press release titled “Reconciliation of GAAP to Non-GAAP Financial Measures” for a reconciliation of non-GAAP adjusted EBITDA to its most directly comparable GAAP measure.

Conference Call and Webcast

Societal CDMO management will be hosting a conference call and webcast today beginning at 4:30 p.m. ET. To access the conference call, please dial (844) 243-4691 (local) or (225) 283-0379 (international) at least 10 minutes prior to the start time and refer to conference ID 1524549. A live audio webcast of the call will be available under "Events" in the Investor section of the company's website, https://ir.societalcdmo.com/events. An archived webcast will be available on the company's website approximately two hours after the event and will be available for 30 days.

About Societal CDMO

Societal CDMO (NASDAQ: SCTL) is a bi-coastal contract development and manufacturing organization (CDMO) with capabilities spanning pre-Investigational New Drug (IND) development to commercial manufacturing and packaging for a wide range of therapeutic dosage forms with a primary focus in the area of small molecules. With an expertise in solving complex manufacturing problems, Societal CDMO is a leading CDMO providing therapeutic development, end-to-end regulatory support, clinical and commercial manufacturing, aseptic fill/finish, lyophilization, packaging and logistics services to the global pharmaceutical market.

In addition to the company’s experience in handling DEA controlled substances and developing and manufacturing modified-release dosage forms, Societal CDMO has the expertise to deliver on clients’ pharmaceutical development and manufacturing projects, regardless of complexity level. Societal does all of this in the company’s best-in-class facilities, which total 145,000 square feet, in Gainesville, Georgia and San Diego, California.

Societal CDMO: Bringing Science to Society. For more information about Societal CDMO’s customer solutions, visit societalcdmo.com.

Cautionary Statement Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, among other things, relate to the company’s financial guidance; ability to manage costs and to achieve its financial goals; to operate under increased leverage and associated lending covenants; to pay its debt under its credit agreement; to maintain relationships with CDMO commercial partners and develop additional commercial partnerships; and the company's expectations regarding the benefits of the acquisition of IriSys. The words "anticipate", "believe", "correlate", "could", "estimate", “upcoming”, "expect", "intend", "may", "plan", "predict", "project", "will" and similar terms and phrases may be used to identify forward-looking statements in this press release. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Factors that could cause the company’s actual outcomes to differ materially from those expressed in or underlying these forward-looking statements include, but are not limited to, the ongoing economic and social consequences of the COVID-19 pandemic, including any adverse impact on the customer ordering patterns or inventory rebalancing or disruption in raw materials or supply chain; demand for the company’s services, which depends in part on customers’ research and development and the clinical plans and market success of their products; customers' changing inventory requirements and manufacturing plans; customers and prospective customers decisions to move forward with the company’s manufacturing services; the average profitability, or mix, of the products the company manufactures; the company’s ability to enhance existing or introduce new services in a timely manner; fluctuations in the costs, availability, and suitability of the components of the products the company manufactures, including active pharmaceutical ingredients, excipients, purchased components and raw materials, or the company’s customers facing increasing or new competition; and risks that the results of the combination of IriSys's business with the company's business may not be as anticipated. These forward-looking statements should be considered together with the risks and uncertainties that may affect our business and future results presented herein along with those risks and uncertainties discussed in our filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to us, and we assume no obligation to update any forward-looking statements except as required by applicable law.

Contacts

Stephanie Diaz (Investors)

Vida Strategic Partners

(415) 675-7401

sdiaz@vidasp.com

Tim Brons (Media)

Vida Strategic Partners

(415) 675-7402

tbrons@vidasp.com

Ryan D. Lake (CFO)

Societal CDMO

(770) 531-8365

ryan.lake@societalcdmo.com

SOCIETAL CDMO, INC. AND SUBSIDIARIES

Summary of Operating Results

(Unaudited)

	Three months ended March 31,
(in millions)	2022	2021	Change	%
Revenue	$21.2	$16.8	$4.4	26%
Cost of sales	16.2	14.4	1.8	13%
Gross margin	24%	14%
Selling, general and administrative expenses	5.7	4.7	1.0	21%
Amortization	0.2	0.6	(0.4)	-67%
Total operating expenses	22.1	19.7	2.4	12%
Operating loss	(0.9)	(2.9)	2.0	-69%
Interest expense	(3.4)	(3.9)	0.5	-13%
Net loss	$(4.3)	$(6.8)	$2.5	-37%

Earnings per share, diluted	(0.08)	(0.23)	0.15	-65%

EBITDA, as adjusted*	$1.4	$2.7	$(1.3)	-48%

* EBITDA, as adjusted is a non-GAAP financial measure (see reconciliation of non-GAAP financial measures in this release).

SOCIETAL CDMO, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

To supplement our financial results determined by U.S. generally accepted accounting principles (“GAAP”), we have disclosed in the tables below the following non-GAAP information about EBITDA, as adjusted.

EBITDA, as adjusted, is net income or loss as determined under GAAP excluding interest, depreciation, amortization, non-cash stock-based compensation, charges related to reductions in force and costs related to the acquisition and integration of IriSys, as well as the impact of Accounting Standards Update 2014-09 in order to remove the impact of the timing of revenue recognized from profit-sharing arrangements upon transfer of control of the product, which more closely aligns revenue with expected cash receipt.

We believe that non-GAAP financial measures are helpful in understanding our business as it is useful to investors in allowing for greater transparency of supplemental information used by management. EBITDA, as adjusted, is used by investors, as well as management in assessing our performance. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, reported GAAP results. Further, Non-GAAP financial measures, even if similarly titled, may not be calculated in the same manner by all companies, and therefore should not be compared.

First quarter results

	Three months ended March 31,
(amounts in millions)	2022	2021
Net loss (GAAP)	$(4.3)	$(6.8)
Interest expense	3.4	3.9
Depreciation	1.8	1.5
Amortization of intangible assets	0.2	0.6
Stock-based compensation	1.5	3.1
Revenue recognition (a)	(1.3)	0.4
Deal and integration costs (b)	0.1	—
EBITDA, as adjusted	$1.4	$2.7

Full year guidance

	Year ending / ended December 31,
(amounts in millions)	2022	2021
	(estimate)
Net loss (GAAP)	$(14.2) - (12.2)	$(11.4)
Interest expense	14.7	15.2
Depreciation	7.5	6.5
Amortization of intangible assets	0.9	1.0
Stock-based compensation	5.5	6.5
Revenue recognition (a)	1.3	(0.1)
Deal and integration costs (b)	0.3	2.3
Gain on extinguishment of debt	—	(3.4)
EBITDA, as adjusted	$ 16.0 - 18.0	$16.6
a)
To exclude the impact of Accounting Standards Update 2014-09, "Revenue Recognition," related to non-cash changes in our contract asset.
b)
Costs related to the acquisition and integration of IriSys.